UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2009
BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23186 (Commission File Number)	62-1413174 (IRS Employer Identification No.)

2190 Parkway Lake Drive, Birmingham, Alabama (Address of Principal Executive Offices)	35244 (Zip Code)
(205) 444-4600
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 19, 2009, BioCryst Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, acting on behalf of itself individually and as representative of the several underwriters named in the Underwriting Agreement (the “Underwriters”), for the sale by the Company of 5 million shares of its common stock at a public offering price of $9.75 per share. The Company also granted the Underwriters the right to purchase an additional 750,000 shares of common stock, solely for the purpose of covering over-allotments, within 30 days after November 19, 2009. The offering of the shares of common stock is expected to close on November 25, 2009, subject to customary closing conditions.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 19, 2009, between the Company and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2009	BioCryst Pharmaceuticals, Inc.
	By:	/s/ Alane Barnes
Alane Barnes
General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 19, 2009, between the Company and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.